UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 13, 2016

Commercial Metals Company

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-4304	75-0725338
(Commission File Number)	(IRS Employer Identification No.)

6565 N. MacArthur Blvd. Irving, Texas	75039
(Address of Principal Executive Offices)	(Zip Code)

(214) 689-4300

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On January 13, 2016, the following matters were voted upon and approved by the stockholders of Commercial Metals Company (the “Company”) at the Company’s 2016 Annual Meeting of Stockholders (“2016 Annual Meeting”):

(1) the election of four persons to serve as directors until the 2019 Annual Meeting of Stockholders and until their successors are elected;

(2) the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending August 31, 2016; and

(3) the approval, on an advisory, non-binding basis, of the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement for the 2016 Annual Meeting.

The following is a summary of the final voting results for each matter presented to the stockholders:

Election of Directors:

Director’s Name	Votes For	Votes Against	Votes Abstained	Broker Non- Votes
Rhys J. Best	83,585,844	12,321,310	144,172	10,828,282
Richard B. Kelson	93,936,608	1,971,903	142,185	10,828,282
Rick J. Mills	95,372,459	532,728	146,139	10,828,282
Charles L. Szews	95,376,196	492,720	182,410	10,828,282

All four directors were elected to serve three-year terms expiring at the Company’s 2019 Annual Meeting of Stockholders.

Ratification of the Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
105,783,064	873,164	223,380	—

Approval, on an Advisory Basis, of Executive Compensation:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
90,086,068	5,392,818	572,440	10,828,282

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCIAL METALS COMPANY

Date: January 19, 2016
	By:	/s/ Paul K. Kirkpatrick
	Name:	Paul K. Kirkpatrick
	Title:	Vice President, General Counsel and Corporate Secretary